EXHIBIT 99.1

PGMI, INC. AND SUBSIDIARY

PGMI, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

September 30, 2005
(Unaudited)
ASSETS (Note 5)
Current assets:
Cash	$6,043,027
Time deposits	1,581,747
Inventories	728,980
Cash surrender value of life insurance	635,227
Deferred income taxes	136,050
Prepaid expenses and other (Note 4)	649,757
Total current assets	9,774,788

Property and equipment, net (Note 3)	43,214,566
Deferred income taxes	1,718,140
Deposits and other assets (Note 4)	2,417,937
Total assets	$57,125,431

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,975,055
Accrued liabilities (Note 4)	477,896
Current portion of long-term debt (Note 5)	7,158,614
Current portion of capital lease obligations	1,952,845
Current portion of loan payable to shareholders	95,567
Total current liabilities	11,659,977

Long-term debt, net of current portion (Note 5)	29,823,759
Capital lease obligations, net of current portion	4,548,668
Non-current accrued liabilities (Note 4)	2,229,768
Loan payable to shareholders, net of current portion	757,455
Total liabilities	49,019,627

Commitments and contingencies

Shareholders’ Equity (Note 6):
Common stock, $0.0001 par value, 100,000 shares authorized, 8,200 shares issued and outstanding	1
Additional paid-in capital	2,115,914
Restricted retained earnings	106,966
Unrestricted retained earnings	5,314,658
Accumulated other comprehensive income	568,265
Total shareholders’ equity	8,105,804
Total liabilities and shareholders’ equity	$57,125,431

See accompanying notes to these consolidated financial statements

PGMI, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the three months ended September 30, 2005	For the three months ended September 30, 2004
	(Unaudited)	(Unaudited)

REVENUES (Note 8):
Gaming	$5,905,034	$4,987,571
Other	415,577	420,419

Total revenues	6,320,611	5,407,990

COST OF REVENUES:
Salaries and wages	1,180,592	1,239,308
Depreciation	1,739,185	1,342,029
Facilities and other	1,379,827	1,503,794
Impairments of property and equipment	598,030	559,727
Total cost of revenues	4,897,634	4,644,858

Gross profit	1,422,977	763,132

OPERATING EXPENSES:
Marketing and advertising	265,375	251,119
General and administrative	723,222	585,688
Total operating expenses	988,597	836,807

Operating income (loss)	434,380	(73,675)

OTHER INCOME (EXPENSE):
Interest income	63	728
Interest expense	(436,397)	(409,608)
Other income	113,706	74,049
Other expense	(117)	(1,469)
Total other expense	(322,745)	(336,300)

Income (loss) before provision for income taxes	111,635	(409,975)

(Provision) benefit for income taxes	(93,534)	152,866

NET INCOME (LOSS)	$18,101	$(257,109)

Change in foreign currency translation	(100,726)	(232,326)

TOTAL COMPREHENSIVE LOSS	$(82,625)	$(489,435)

See accompanying notes to these consolidated financial statements

PGMI, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended September 30, 2005	For the three months ended September 30, 2004
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$18,101	$(257,109)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion expense	1,828,267	1,466,360
Impairment of property and equipment	598,030	559,727
Gain on interest swap contracts	(62,560)	(53,603)
Changes in operating assets and liabilities:
Inventories	(153,800)	30,746
Deferred income taxes	—	(152,875)
Prepaid expenses and other	210,666	452,375
Accounts payable	(61,166)	(2,985,214)
Accrued liabilities	(499,574)	361,199
Net cash provided by (used in) operating activities	1,877,964	(578,394)

Cash flows from investing activities:
Capital expenditures	(1,909,803)	—
Time deposits and restricted cash	(746,533)	(515,514)
Other assets	255,509	974
Net cash used in investing activities	(2,400,827)	(514,540)

Cash flows from financing activities:
Payments on capital lease obligations	(513,787)	(216,187)
Borrowings of long-term debt	982,686	455,622
Payments on long-term debt	(1,778,685)	(1,333,057)
Payments on loan payable to shareholders	(24,283)	(24,568)
Net cash used in financing activities	(1,334,069)	(1,118,190)

Foreign currency effect on cash	(57,036)	(153,980)

Net decrease in cash	(1,913,968)	(2,365,104)

Cash, beginning of period	7,956,995	6,163,096

Cash, end of period	$6,043,027	$3,797,992

Non-cash investing and financing transactions:
Purchases of equipment under capital leases	$208,742	$2,578,162
Increase in property and equipment and asset retirement obligations	—	369,481

Cash paid for :
Interest	$670,153	$361,397
Income taxes	—	—

See accompanying notes to these consolidated financial statements

PGMI, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - ORGANIZATION AND BUSINESS

MARUGIN International, Inc., (“MARUGIN”), a Japanese corporation, was incorporated on December 22, 1972.  On June 10, 2003, MARUGIN established PGMI, Inc. (“PGMI”), a Delaware corporation, to effect a share-exchange agreement with MARUGIN, whereby MARUGIN became a wholly-owned subsidiary of PGMI (collectively, the “Company”).  The Company operated 13 stores with 4,298 pachinko machines as of September 30, 2005, which offer pachinko (Japanese pinball) gaming entertainment, all of which stores except two are located in the Nagano prefecture.  In July 2004 and March 2005, the Company opened its two largest stores with 560 machines, each.  In July 2005, the Company closed its smallest store which operated 138 machines.  The closing did not have a significant impact on the Company’s financial statements. The Company receives income from cigarettes, non-alcoholic beverages and sundry items, as well as one small batting cage and a bowling alley.  Japanese law regulates Pachinko gaming and the local police enforce laws.  Pachinko gaming is one of the largest business segments in Japan.

On December 9, 2005, pursuant to an Agreement and Plan of Reorganization dated October 27, 2005 (the “Agreement”) by and among HAPS USA, Inc. (“HAPS”), PGMI, Inc., a Delaware corporation (“PGMI”) and all of the stockholders of PGMI, HAPS acquired all of the issued and outstanding shares of PGMI in exchange for an aggregate of 97,059,998 shares of HAPS Class E Preferred Stock.  Each share of Class E preferred stock is convertible into five shares of HAPS common stock, commencing on the date which is three years from the date of their original issuance (or December 9, 2008).  See Note 8 for additional information.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern Consideration

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.  As of September 30, 2005, the Company has a working capital deficit totaling $1,885,189, which raises substantial doubt about the Company’s ability to continue as a going concern in the event it cannot meet its obligations as they become due.  The Company may continue to incur losses during fiscal 2006 due to 1) increased costs to provide infrastructure necessary to operate as a public company, and 2) start-up costs incurred with the new store expansion.  Management has historically had good relations with its banks and management believes that certain notes payable will be refinanced in the normal course of business based on historical actions.  Management is seeking equity or debt financing in the range of $1,000,000 to $3,000,000.  There are no absolute assurances that management will be successful in refinancing the notes or raising additional capital.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Financial Statement Preparation

The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”) regarding interim financial reporting.  Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America.  Refer to the Company’s audited consolidated financial statements for the year ended June 30, 2005 included on form 8-K filed with the SEC on December 9, 2005 for additional information.

The unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of results for the interim periods presented.  Preparing financial statements requires management to make estimates and assumptions that affect the amounts that are reported in the consolidated financial statements and accompanying disclosures.  Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from these estimates.  The results of operations for the three months ended September 30, 2005, are not necessarily indicative of the results to be expected for any future period or the full fiscal year.

NOTE 3 - PROPERTY AND EQUIPMENT

At September 30, 2005, property and equipment consisted of the following:

Land	$14,793,815
Buildings and improvements	26,444,416
Leasehold improvements	14,965,157
Pachinko machines and computer equipment	24,349,833
80,553,221
Less accumulated depreciation	(37,338,655)
$43,214,566

Impairment of long- Lived Assets

The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of long- Lived Assets,” during fiscal year 2003.  The statement requires that an impairment loss be recognized by the amount in which the carrying amount of a long-lived asset exceeds its fair value. During the three months ended September 30, 2004, the Company impaired land at one store resulting in loss of $179,709, because of declining estimated cash flows.  In addition, the Company wrote-off leasehold improvements at a remodeled store, which reopened and charged unamoritized improvements totaling $108,939.

Machine Impairments

During the three months ended September 30, 2005 and 2004, the Company impaired and retired pachinko and pachislot machines prior to the end of their useful lives resulting in losses of $489,091 and $380,018, respectively.

Depreciation

Depreciation expense charged to operations related to property and equipment during the three months ended September 30, 2005 and 2004 was $1,770,654, and $1,389,672, respectively.

NOTE 4 – CERTAIN BALANCE SHEET ITEMS

Assets

At September 30, 2005, prepaid expenses and other consisted of the following:

Prepaid interest-current	$328,401
Prepaid rent	172,496
Sales taxes refund receivable	54,730
Income taxes refund receivable	30,935
Other	63,195

$649,757

At September 30, 2005, deposits and other assets consisted of the following:

Deposits	$1,069,967
Debt issue costs	179,754
Long-term savings account	170,596
Prepaid interest non-current	134,921
Unamortized interest swap cost	821,308
Other	41,391

$2,417,937

Accrued Liabilities

At September 30, 2005, accrued liabilities consisted of the following:

Salaries and related benefits	$152,252
Deferred revenue	126,971
Professional fees	105,000
Business taxes payable	92,027
Other	1,646

$477,896

At September 30, 2005, non-current accrued liabilities consisted of the following:

Asset retirement obligations	$1,216,857
Interest swap liability	785,975
Benefit plan obligation	226,936

$2,229,768

NOTE 5 - LONG-TERM DEBT

Long-Term Debt

Long-term debt at September 30, 2005, consisted of the following:

Loans payable to commercial bank, payable monthly in principal and interest installments ranging from $7,380 to $18,441, interest at 2.875%-3.325% per annum, due 2006 through 2014, secured by land and buildings, guaranteed by officers.	$3,891,735

Loans payable to commercial bank, payable monthly in principal and interest installments ranging from $3,168 to $73,799, interest at 2.30%-3.375% per annum, due 2006 through 2012, secured by land and buildings, guaranteed by officers.	7,312,601

Loans payable to lease company, payable monthly in principal and interest installments of $26,546 and $47,064, interest at 2.2% and 3.6% per annum, due 2006 through 2012, secured by building, guaranteed by officers.	4,228,500

Notes payable to commercial bank, lump sum due in February 2007, interest only at 2.5% per annum, secured by land and buildings, guaranteed by officers.	10,140,696

Bond payable to commercial bank, payable semiannually in principal of $442,439, coupon interest at 0.9% per annum, due 2006 through 2011, with a lump-sum payment of $884,878 in March 2011, unsecured. See interest swap agreements discussed below.	5,309,265

Loans payable to commercial bank, payable monthly in principal and interest installments from $4,424 to $29,466, interest at 2.5% and 3.75% per annum, due 2006 through 2012, unsecured, guaranteed by officers.	3,396,142

Loan payable to commercial bank, payable monthly in principal and interest installments of $5,132, interest at 4.5% per annum, due 2006 through 2008, unsecured, guaranteed by officers.	160,871

Loans payable to commercial bank, payable monthly in principal and interest installment of $29,493, interest at 3.5% per annum, due 2006 through 2010, unsecured, guaranteed by officers.	1,622,290

Loans payable to commercial bank, monthly in principal and interest installment of $26,546, interest at 2.425% per annum, due 2006 through 2007, unsecured, guaranteed by officers.	707,902

Loans payable to commercial bank, payable monthly in principal and interest installments of $55,093, interest at 2.625% per annum, due January 2006, unsecured.	212,371

Total long-term debt	36,982,373

Less current portion of long-term debt	(7,158,614)
Long-term debt, net of current portion	$29,823,759

The Company’s obligations are collateralized by substantially all of the Company’s assets.  As a common practice in Japan, the Company’s collateral is not allocated to each commercial bank loan.  Rather, the commercial banks hold an interest in substantially all of the Company’s assets together; there are no first or second positions.  Upon default of the loans, the Company’s assets would be liquidated and the proceeds from the liquidation would be distributed to the commercial banks based on liquidation preference.

NOTE 6 - SHAREHOLDERS’ EQUITY

Restricted Retained Earnings

As required under Japanese laws, the Company must accumulate 10% of dividends paid until restricted retained earnings amounts to 25% of common stock.  As of September 30, 2005, the Company was in satisfaction of this requirement.

NOTE 7 - GAMING OPERATIONS

The Company derives revenue primarily from the operation of pachinko and pachislot games.  The Company is subject to annual licensing requirements established by the Prefectural Public Safety

Commission.  The Company must renew this license yearly to operate.  The Company pays sales taxes of 5% of net revenues.

A summary of gross wagers, less winning patron payouts, for the three months ended September 30, 2005 and 2004, are as follows:

	2005	2004
Gross Wagers	$48,633,987	$45,596,151
Patron Payouts	(42,728,953)	(40,608,580)
Gaming Revenues	$5,905,034	$4,987,571

NOTE 8 – SUBSEQUENT EVENTS

Bonds payable

In December 2005, the Company entered into an additional bond agreement with a commercial bank totaling approximately $4,300,000.  The bond bears variable interest at approximately TIBOR plus 0.1% per annum and is due in 7 years.

Leasehold rights

In December 2005, the Company entered into a leasehold right agreement for a new store in Gyoda, Saitama, Japan.  In connection therewith, the initial cost of the leasehold right is approximately $1,300,000, of which the Company has paid $600,000 and the balance is due in April 2006.  The lease commences April 2006 and expires 30 years from such date.  The Company is required to pay approximately $6,000 per month during the term of the lease.  The initial cost of the lease will be amortized over the term of the lease.

Acquisition

On December 9, 2005, pursuant to an Agreement dated October 27, 2005 by and among HAPS, PGMI, a Delaware corporation and all of the stockholders of PGMI, HAPS acquired all of the issued and outstanding shares of PGMI in exchange for an aggregate of 97,059,998 shares of HAPS Class E Preferred Stock.  Each share of Class E preferred stock is convertible into five shares of HAPS common stock, commencing on the date which is three years from the date of their original issuance (or December 9, 2008).  As a result of this transaction, PGMI is a wholly-owned subsidiary, and the PGMI stockholders own approximately 91.5% of HAPS’s voting stock, on a fully-diluted basis.  In addition, each share of Class E Preferred Stock is entitled to 5 votes.  No dividends shall accrue under the Class E preferred stock.

The Company incurred a 2% merger fee in connection with this transaction, which will be charged to expense.  Management will establish a value based on an average of the closing ask price before and after the announcement of the transaction.

At the time of acquisition, HAPS had no revenues and no significant assets or liabilities.  It was considered a blank-check company prior to the acquisition.  The acquisition of PGMI by HAPS will be accounted for as a reverse acquisition, whereby the assets and liabilities of PGMI are reported at their historical cost.  The assets and liabilities of HAPS will be recorded at fair value on December 9, 2005, the date of close.  The effects of shareholders’ equity will be reported as a recapitalization.  No goodwill will be recorded in connection with the reverse acquisition.  The reverse acquisition resulted in a change in reporting entity of HAPS for accounting and reporting purposes.

The unaudited pro forma balance sheet data is not significant because of the lack of operating assets and liabilities of HAPS.  The pro forma results of operations, assuming the acquisition was completed at the beginning of the reporting period, would have caused our net losses to increase, but not materially, because of the limited operating losses reported by HAPS.